Registration No. ____________
    ==================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------
                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                          -----------------------
                      TEXAS INSTRUMENTS INCORPORATED
            (Exact name of registrant as specified in charter)

                    Delaware                      75-0289970
        (State or other jurisdiction of        (I.R.S. Employer
         incorporation or organization)       Identification No.)

                      13500 North Central Expressway
                           Dallas, Texas  75243
        (Address of principal executive offices including Zip Code)
                          -----------------------
                TI EMPLOYEES UNIVERSAL PROFIT SHARING PLAN
                         (Full title of the plan)
                          -----------------------
                            Richard J. Agnich,
           Senior Vice President, Secretary and General Counsel
                      13500 North Central Expressway
                           Dallas, Texas  75243
                  (Name and address of agent for service)

                              (214)  995-2551
       (Telephone number, including area code, of agent for service)

                          -----------------------

                      CALCULATION OF REGISTRATION FEE
=========================================================================

                                     Proposed    Proposed
                                     maximum     maximum
Title of securities      Amount      offering    aggregate    Amount of
 to be registered         to be      price per   offering    registration
                       registered     share*      price*         fee*
 Common Stock          4,000,000     $82.6875   $330,750,000  $114,051.72
($1 par value)

=========================================================================
     *Computed on the basis of the average of the high and low prices for Common Stock on July 12, 1994, which is used as the estimated offer-ing price solely for the purpose of determining the registration fee.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
=========================================================================

                                  PART II

Item 3.  Incorporation of Certain Documents by Reference.

     There are incorporated herein by reference the following documents (or indicated portions thereof) heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934 (the 1934 Act ):

     1. The Annual Report on Form 10-K for Texas Instruments Incorporated (the Registrant )for the year ended December 31, 1993.

     2. The Registrant s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994.

     3. The Registrant s Current Reports on Form 8-K dated January 28, February 7 and March 9, 1994.

     4. The description of the Registrant s Common Stock set forth in the Registrant s Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the 1934 Act, and the description concerning changes in securities contained in the Registrant s Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 relating to the Registrant s Share Purchase Rights Plan, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

     5. The TI Employees Universal Profit Sharing Plan's Annual Report on Form 11-K for the year ended December 31, 1993.

     All documents subsequently filed by the Registrant and the TI Employees Universal Profit Sharing Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, generally permits the Registrant to indemnify its officers and directors for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such officer or director in connection with any action, suit or proceeding to which such officer or director is made a party by reason of the fact that such officer or director is or was an officer or director of the Registrant if such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article VI, Section 2 of the Registrant s by-laws provides that the Registrant shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Registrant s Restated Certificate of Incorporation, as amended, contains such a provision.

     Under insurance policies of the Registrant, directors and officers of the Registrant may be indemnified against certain losses arising from certain claims, including claims under the Securities Act of 1933, which may be made against such persons by reason of their being such directors or officers.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

    4(a) Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Registrant s Annual Report on Form 10-K for the year 1993).

    4(b)    Certificate of Amendment to Restated Certificate of
            Incorporation of the Registrant (incorporated by reference to Exhibit 3(b) to the Registrant s Annual Report on Form 10-K for the year 1993).

    4(c)    Certificate of Amendment to Restated Certificate of
            Incorporation of the Registrant(incorporated by reference to Exhibit 3(c)to the Registrant s Annual Report on Form 10-K for the year 1993).



    4(d) Certificate of Designation relating to the Registrant s Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3(d) to the Registrant s Annual Report on Form 10-K for the year 1993).

    4(e) Certificate of Ownership Merging Texas Instruments Automation Controls, Inc. into the Registrant (incorporated by reference to Exhibit 3(e) to the Registrant s Annual Report on Form 10-K for the year 1993).

    4(f) Certificate of Elimination of Designations of Preferred Stock of the Registrant (incorporated by reference to Exhibit 3(f) to the Registrant s Annual Report on Form 10-K for the year
            1993).

    4(g) By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

    5 Opinion of O. Wayne Coon as to the legality of the securities being registered.

   23(a)    Consent by Ernst & Young, independent auditors.

   23(b) Consent by O. Wayne Coon to the inclusion of his opinion of counsel as to the legality of the securities being registered (located within his opinion at Exhibit 5(a)).

   24       Powers of Attorney.

     The Registrant will submit or has submitted the TI Employees Universal Profit Sharing Plan and any amendment thereto to the Internal Revenue Service
(IRS) in a timely manner, and has made or will make all changes required by the IRS in order to qualify the TI Employees Universal Profit Sharing Plan.

Item 9.  Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 15th day of July, 1994.

                                      TEXAS INSTRUMENTS INCORPORATED

                                      By WILLIAM A. AYLESWORTH
                                         Senior Vice President, Treasurer
                                         and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of July, 1994.

           Signature                                   Title
           ---------                                   -----


       JAMES R. ADAMS*
- ------------------------------                        Director
       James R. Adams


       JAMES B. BUSEY IV*
- ------------------------------                        Director
       James B. Busey IV


    GERALD W. FRONTERHOUSE*
- ------------------------------                        Director
    Gerald W. Fronterhouse


       JERRY R. JUNKINS*
- ------------------------------            Chairman of the Board; President;
      Jerry R. Junkins                   Chief Executive Officer; Director


        WILLIAM S. LEE*
- ------------------------------                        Director
       William S. Lee

     WILLIAM B. MITCHELL*
- ------------------------------                     Vice Chairman
     William B. Mitchell


      DAVID M. RODERICK*
- ------------------------------                        Director
      David M. Roderick


       GLORIA M. SHATTO*
- ------------------------------                        Director
       Gloria M. Shatto


       WILLIAM P. WEBER*
- ------------------------------                     Vice Chairman
       William P. Weber


     CLAYTON K. YEUTTER*
- -----------------------------                         Director
     Clayton K. Yeutter


     WILLIAM A. AYLESWORTH
- ------------------------------            Senior Vice President; Treasurer;
     William A. Aylesworth                     Chief Financial Officer


     MARVIN M. LANE, JR.*
- ------------------------------            Vice President; Corporate Controller
     Marvin M. Lane, Jr.


*By    WILLIAM A. AYLESWORTH
    ---------------------------
       William A. Aylesworth
         Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 15th day of July, 1994.

                               TI EMPLOYEES UNIVERSAL PROFIT SHARING PLAN

                               By  WILLIAM A. AYLESWORTH
                                   Chairman, Profit Sharing
                                   Administration Committee

                               Exhibit Index

                                                              Paper (P)
Designation of                                                    or
 Exhibits in                                                  Electronic
 this Report          Description of Exhibit                     (E)
- --------------  --------------------------------------------  ----------
     4(a)       Restated Certificate of Incorporation of         E
                the Registrant (incorporated by reference
                to Exhibit 3(a) to the Registrant s Annual
                Report on Form 10-K for the year 1993).

     4(b)       Certificate of Amendment to Restated Certif-     E
                icate of Incorporation of the Registrant
                (incorporated by reference to Exhibit 3(b)
                to the Registrant s Annual Report on Form
                10-K for the year 1993).

     4(c)       Certificate of Amendment to Restated Certif-     E
                icate of Incorporation of the Registrant
                (incorporated by reference to Exhibit 3(c)
                to the Registrant s Annual Report on Form
                10-K for the year 1993).

     4(d)       Certificate of Designation relating to the       E
                Registrant s Participating Cumulative Pre-
                ferred Stock (incorporated by reference to
                Exhibit 3(d) to the Registrant s Annual Re-
                port on Form 10-K for the year 1993).

    4(e)        Certificate of Ownership Merging Texas           E
                Instruments Automation Controls, Inc. into
                the Registrant (incorporated by reference to
                Exhibit 3(e) to the Registrant s Annual Re-
                port on Form 10-K for the year 1993).

    4(f)        Certificate of Elimination of Designations       E
                of Preferred Stock of the Registrant (incor-
                porated by reference to Exhibit 3(f) to the
                Registrant s Annual Report on Form 10-K for
                the year 1993).

    4(g)        By-Laws of the Registrant (incorporated by       E
                reference to Exhibit 3 to the Registrant s
                Quarterly Report on Form 10-Q for the quar-
                ter ended June 30, 1993).

    5           Opinion of O. Wayne Coon as to the legality      E
                of the securities being registered.

   23(a)        Consent by Ernst & Young, independent            E
                auditors.

   23(b)        Consent by O. Wayne Coon to the inclusion of     E
                his opinion of counsel as to the legality of
                the securities being registered (located
                within his opinion at Exhibit 5(a)).

   24           Powers of Attorney.                              E